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As filed with the Securities and Exchange Commission on November 4, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	900 Richards Street, Honolulu, Hawaii 96813 (808) 543-5662 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	99-0208097 (I.R.S. Employer Identification Number)

James A. Ajello
Executive Vice President, Chief Financial Officer and Treasurer
Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813
(808) 543-5662
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David J. Reber, Esq. Goodsill Anderson Quinn & Stifel LLP 1099 Alakea Street, Honolulu, HI 96813 (808) 547-5600	Jeffrey J. Delaney, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway, New York, NY 10036 (212) 858-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Debt Securities of Hawaiian Electric Industries, Inc. ("HEI")

Preferred Stock of HEI (without par value)

Common Stock of HEI (without par value)

Stock Purchase Contracts of HEI

Stock Purchase Units of HEI

(1)
There is being registered hereunder an indeterminate principal amount of HEI Debt Securities (including Senior, Senior Subordinated and Junior Subordinated Debt Securities), an indeterminate number of shares of HEI Preferred Stock and HEI Common Stock. An indeterminate number of shares of HEI Common Stock may also be issued by HEI (i) upon settlement of the Stock Purchase Contracts or Stock Purchase Units of HEI or (ii) upon conversion of any of the HEI Debt Securities or HEI Preferred Stock, if, by their terms, they have convertible features.

(2)
The registrant is deferring payment of all of the registration fee in reliance on and in accordance with Rules 456(b), 457(p) and 457(r) under the Securities Act of 1933. This registration statement replaces registration statement numbers 333-155053, 333-155053-01 and 333-155053-02 filed on November 5, 2008 (the "Prior Registration Statement"). The Prior Registration Statement is hereby terminated with respect to the unsold securities thereunder.

PROSPECTUS

Hawaiian Electric Industries, Inc.

Senior Debt Securities
Senior Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units

        Hawaiian Electric Industries, Inc. ("HEI") may offer the above-referenced securities from time to time in one or more series. This prospectus provides you with a general description of these securities. HEI will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        The common stock of HEI is listed on the New York Stock Exchange under the symbol "HE".

        HEI's principal executive offices are located at 900 Richards Street, Honolulu, Hawaii 96813 and HEI's telephone number is (808) 543-5662.

        Investing in the securities offered by this prospectus and any prospectus supplement involves risks. You should carefully consider the information referred to under the heading "Risk Factors" on page 1 before purchasing any of these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        HEI may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution".

The date of this prospectus is November 4, 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that HEI filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, HEI may issue and sell any combination of the securities described in this prospectus in one or more offerings. HEI may offer any of the following securities:

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  Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities, each of which may be convertible into our Common Stock;

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  Preferred Stock, which may be convertible into our Common Stock;

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  Common Stock; and

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  Stock Purchase Contracts and Stock Purchase Units, which may be settled in our Common Stock.

        This prospectus provides you with a general description of the securities HEI may offer. Each time HEI sells securities, HEI will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement HEI filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

RISK FACTORS

        Investing in HEI's securities involves risks. Before you make such an investment, you should carefully consider the information under the heading "Risk Factors" in:

  •
  any prospectus supplement relating to any securities we are offering;

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  HEI's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus;

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  HEI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011, which are incorporated by reference into this prospectus; and

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  any other documents that HEI files with the SEC after the date of this prospectus and which are deemed to be incorporated by reference into this prospectus.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

        HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company whose principal subsidiaries engage in the electric public utility and bank businesses in the State of Hawaii. HEI's predecessor, Hawaiian Electric Company, Inc. ("HECO"), was incorporated in 1891 under the laws of the Kingdom of Hawaii (now the State of Hawaii). As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary and the common shareholders of HECO became common shareholders of HEI.

        HECO is a regulated electric public utility company engaged in the production, purchase, transmission, distribution and sale of electric energy on the island of Oahu, in the State of Hawaii. HECO's subsidiaries, Hawaii Electric Light Company, Inc., incorporated on December 5, 1894, and Maui Electric Company, Limited, incorporated on April 28, 1921, are also regulated electric public utilities, and provide electric service on the islands of Hawaii, Maui, Lanai and Molokai in the State of Hawaii. HECO and its subsidiaries serve approximately 95% of the population of the State of Hawaii in a service area of approximately 5,766 square miles.

        HEI's other principal subsidiary is American Savings Bank, F.S.B. ("ASB"), one of Hawaii's largest financial institutions, with 57 branches throughout the State of Hawaii and assets of $4.9 billion as of September 30, 2011. ASB, acquired in 1988, is a federally chartered savings bank that provides a wide range of banking and other financial services to consumers and businesses in Hawaii.

        HEI's strategy is to build fundamental earnings and profitability of HECO and its subsidiaries and ASB in a controlled-risk manner to support its current dividend and improve operating and capital efficiency in order to build shareholder value. For additional information concerning HEI's and its subsidiaries' businesses and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings, descriptions of certain laws and regulations to which those companies are subject, and possible restrictions on the ability of certain of HEI's subsidiaries to pay dividends or make other distributions to HEI, prospective purchasers should refer to the documents incorporated by reference that are listed under the caption "Where You Can Find More Information".

USE OF PROCEEDS

        Unless stated otherwise in any prospectus supplement, HEI may use the net proceeds received from any sale of the offered securities:

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  to redeem, repurchase, repay or retire outstanding short-term and long-term indebtedness, including indebtedness arising out of the previous issuances of commercial paper and notes;

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  to make investments in and loans to HEI's subsidiaries (principally to help finance the subsidiaries' ongoing capital expenditure programs, to retire or defease their indebtedness and to make investments in and loans to their subsidiaries);

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  to finance strategic investments in, or future acquisitions of, other entities or their assets, including by HEI's subsidiaries; or

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  for working capital and other general corporate purposes.

        The prospectus supplement relating to a particular offering of securities by HEI will identify the use of proceeds from that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following tables set forth the ratio of earnings to fixed charges for HEI and its subsidiaries for the periods indicated.

	Years Ended December 31,					Nine Months ended September 30,
	2006	2007	2008	2009	2010	2010	2011
Ratio of Earnings to Fixed Charges, excluding interest on ASB deposits	2.08	1.78	2.06	2.29	2.89	2.93	3.16

Ratio of Earnings to Fixed Charges, including interest on ASB deposits	1.73	1.52	1.71	1.95	2.64	2.66	2.97

        For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent the sum of (i) pretax income from continuing operations (excluding undistributed income or loss from equity investees) and (ii) fixed charges (excluding capitalized interest). "Fixed charges" are calculated both excluding and including interest on ASB's deposits during the applicable periods and represent the sum of (i) interest, whether capitalized or expensed, but excluding interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income, (ii) amortization of debt expense and discount or premium related to any indebtedness, whether capitalized or expensed, (iii) the interest factor in rental expense and (iv) the non-intercompany preferred stock dividend requirements of HEI's subsidiaries, increased to an amount representing the pretax earnings required to cover such dividend requirements. HEI has not previously issued Preferred Stock and consequently pays no preferred stock dividends.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that HEI filed with the SEC under the Securities Act of 1933 (the "Securities Act"). The registration statement contains or incorporates by reference additional information and exhibits not included in this prospectus and refers to documents that are filed as exhibits to other SEC filings. HEI is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, therefore, files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that HEI files at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies (such as HEI) that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives at the SEC's web site. HEI's SEC filings, and other information with respect to HEI, may also be obtained on the Internet at HEI's web site at http://www.hei.com. This information on HEI's website is not incorporated by reference in this prospectus.

        The SEC allows HEI to "incorporate by reference" the information that it files with the SEC, which means that HEI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. Later information that HEI files with the SEC will automatically update and supersede information in this prospectus or an earlier filed document. HEI has filed with the SEC (File No. 1-8503) and incorporates by reference the following documents:

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  Annual Report on Form 10-K, for the year ended December 31, 2010;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

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  Current Reports on Form 8-K filed January 11, 2011, January 14, 2011, January 21, 2011, February 14, 2011, March 4, 2011, March 7, 2011, March 14, 2011, March 28, 2011, April 1, 2011, April 11, 2011, May 11, 2011, May 24, 2011, July 1, 2011, July 6, 2011, July 25, 2011 and October 3, 2011 (excluding information deemed furnished and not filed with the SEC pursuant to its rules and regulations); and

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  All reports and other documents subsequently filed by HEI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the time that all securities offered hereby are sold (excluding, in each case, information deemed furnished and not filed with the SEC pursuant to its rules and regulations).

        You may request a free copy of any of these incorporated documents by writing or telephoning HEI at the following address or telephone number: Investor Relations, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, telephone: (808) 543-7371.

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. HEI has not, and the underwriters and agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. HEI is not, and the underwriters and agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or the documents incorporated by reference is accurate only as of the date of those documents. The business, financial condition, results of operations and prospects of HEI and its subsidiaries may have changed since those dates.

FORWARD-LOOKING STATEMENTS

        This prospectus, which includes documents incorporated by reference, contains statements which are not based on historical facts but are considered "forward-looking". Forward-looking statements, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as "expects", "anticipates", "intends", "plans", "believes", "predicts", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions are also forward-looking statements.

        Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These considerations include the risks and uncertainties identified in this prospectus, in any prospectus supplement and in the incorporated documents. Forward-looking statements are not guarantees of future performance and the actual results that HEI achieves may differ materially. In addition, forward-looking statements speak only as of the date of the document in which they are made and, except for its ongoing obligations to disclose material information under the federal securities laws, HEI assumes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.

        In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following risks, uncertainties and other important factors, in addition to those referenced under "Risk Factors" and elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," could cause actual results to differ materially from historical results and from management expectations as suggested by such "forward-looking" statements:

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  international, national and local economic conditions, including the state of the Hawaii tourism, defense and construction industries, the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value and/or the actual performance of collateral underlying loans held by ASB, which could result in higher loan loss provisions and write-offs), decisions concerning the extent of the presence of the federal government and military in Hawaii, the implications and potential impacts of U.S. and foreign capital and credit market conditions and federal and state responses to those conditions, and the potential impacts of global developments (including unrest, conflict and the overthrow of governmental regimes in North Africa and the Middle East, terrorist acts, the war on terrorism, continuing U.S. presence in Afghanistan and potential conflict or crisis with North Korea);

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  weather and natural disasters (e.g., hurricanes, earthquakes, tsunamis, lightning strikes and the potential effects of global warming, such as more severe storms and rising sea levels), including their impact on HEI's operations and the economy (e.g., the effect of the March 2011 natural disasters in Japan on its economy and tourism in Hawaii);

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  the timing and extent of changes in interest rates and the shape of the yield curve;

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  the ability of HEI and its subsidiaries to access credit markets to obtain commercial paper and other short-term and long-term debt financing (including lines of credit) and to access capital markets to issue HEI common stock under volatile and challenging market conditions, and the cost of such financings, if available;

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  the risks inherent in changes in the value of pension and other retirement plan assets and securities available for sale;

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  changes in laws, regulations, market conditions and other factors that result in changes in assumptions used to calculate retirement benefit costs and funding requirements;

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  the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and of the rules and regulations that the Dodd-Frank Act requires to be promulgated;

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  increasing competition in the banking industry (e.g., increased price competition for deposits, or an outflow of deposits to alternative investments, may have an adverse impact on ASB's cost of funds);

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  the implementation of the Energy Agreement with the State of Hawaii and Consumer Advocate setting forth the goals and objectives of a Hawaii Clean Energy Initiative (the "HCEI"), revenue decoupling and the fulfillment by HEI's electric utility subsidiaries of their commitments under the Energy Agreement (given the approvals needed from the Public Utilities Commission of the State of Hawaii (the "PUC"); the PUC's potential delay in considering (and potential disapproval of actual or proposed) HCEI-related costs; reliance by the Company on outside parties like the state, independent power producers and developers; potential changes in political support for the HCEI; and uncertainties surrounding wind power, the proposed undersea cable (to bring power to Oahu from Lanai and/or Molokai), biofuels, environmental assessments and the impacts of implementation of the HCEI on future costs of electricity);

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  capacity and supply constraints or difficulties, especially if generating units (utility-owned or independent power producer owned) fail or measures such as demand-side management, distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecasted benefits or are otherwise insufficient to reduce or meet peak demand;

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  the risk to generation reliability when generation peak reserve margins on Oahu are strained;

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  fuel oil price changes, performance by suppliers of their fuel oil delivery obligations and the continued availability to HEI's electric utility subsidiaries of their energy cost adjustment clauses ("ECACs");

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  the impact of fuel price volatility on customer satisfaction and political and regulatory support for HEI's electric utility subsidiaries;

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  the risks associated with increasing reliance on renewable energy, as contemplated under the Energy Agreement, including the availability and cost of non-fossil fuel supplies for renewable energy generation and the operational impacts of adding intermittent sources of renewable energy to the electric grid;

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  the ability of independent power producers to deliver the firm capacity anticipated in their power purchase agreements;

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  the ability of HEI's electric utility subsidiaries to negotiate, periodically, favorable fuel supply and collective bargaining agreements;

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  new technological developments that could affect the operations and prospects of HEI and its subsidiaries (including HECO and its subsidiaries and ASB and its subsidiaries) or their competitors;

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  cyber security risks and the potential for cyber incidents, including potential incidents at HEI, ASB and HECO and their subsidiaries (including at ASB branches and at the electric utility plants) and incidents at data processing service bureaus they use, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general information technology controls;

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  federal, state, county and international governmental and regulatory actions, such as changes in laws, rules and regulations applicable to HEI, HECO, ASB and their subsidiaries (including changes in taxation, increases in capital requirements, regulatory changes resulting from the HCEI, environmental laws and regulations, the regulation of greenhouse gas emissions, governmental fees and assessments (such as Federal Deposit Insurance Corporation assessments) and potential carbon "cap and trade" regulation that may fundamentally alter costs to purchase electricity and accelerate the move to renewable generation);

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  decisions by the PUC in rate cases and other proceedings (including the risks of delays in the timing of decisions, adverse changes in final decisions from interim decisions and the disallowance of project costs as a result of adverse regulatory audit reports or otherwise);

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  decisions by the PUC and by other agencies and courts on land use, environmental and other permitting issues (such as required corrective actions and restrictions and penalties that may arise, such as with respect to environmental conditions or renewable portfolio standards);

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  potential enforcement actions by the Office of the Comptroller of the Currency ("OCC"), the Federal Reserve Board ("FRB") and/or other governmental authorities (such as consent orders, required corrective actions, restrictions and penalties that may arise, for example, with respect to compliance deficiencies under existing or new banking and consumer protection laws and regulations or with respect to capital adequacy);

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  ability to recover increasing costs and earn a reasonable return on capital investments not covered by revenue adjustment mechanisms;

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  the risks associated with the geographic concentration of HEI's businesses and ASB's loans, ASB's concentration in a single product type (i.e., first mortgages) and ASB's significant credit relationships (i.e., concentrations of large loans and/or credit lines with certain customers);

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  changes in accounting principles applicable to HEI, HECO, ASB and their subsidiaries, including the adoption of International Financial Reporting Standards or new U.S. accounting standards, the potential discontinuance of regulatory accounting and the effects of potentially required consolidation of variable interest entities or required capital lease accounting for power purchase agreements with independent power producers;

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  changes by securities rating agencies in their ratings of the securities of HEI and HECO and the results of financing efforts;

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  faster than expected loan prepayments that can cause an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage-servicing assets of ASB;

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  changes in ASB's loan portfolio credit profile and asset quality which may increase or decrease the required level of allowance for loan losses and charge-offs;

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  changes in ASB's deposit cost or mix which may have an adverse impact on ASB's cost of funds;

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  the final outcome of tax positions taken by HEI, HECO, ASB and their subsidiaries;

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  the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the utilities' transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits); and

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  other risks or uncertainties described in reports previously and subsequently filed by HEI and/or HECO with the SEC.

DESCRIPTION OF SENIOR DEBT SECURITIES
AND SENIOR SUBORDINATED DEBT SECURITIES

        HEI may issue Senior Debt Securities and Senior Subordinated Debt Securities (collectively, for purposes of this section only, the "Debt Securities") consisting of unsecured notes, debentures or other evidences of indebtedness issued from time to time in one or more series. Prior to issuing any Debt Securities, HEI will enter into a senior debt indenture (the "Senior Indenture"), in the case of Senior Debt Securities, and a senior subordinated debt indenture (the "Senior Subordinated Indenture"), in the case of Senior Subordinated Debt Securities. For purposes of this section only, the Senior Indenture and the Senior Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". U.S. Bank National Association will act as the trustee under each of the Indentures (in its separate capacity under each Indenture, a "Debt Trustee"). The form of the contemplated Senior Indenture is included as an exhibit to the registration statement of which this prospectus is a part and the form of the Senior Subordinated Indenture is included through incorporation by reference as an exhibit to the registration statement of which this prospectus is a part and both forms are described below. The terms of the Debt Securities will include those stated in the applicable Indenture and any supplemental indenture thereto, and those made part of such Indenture by reference to the Trust Indenture Act.

        The following summary of certain of the terms of the Indentures and the Debt Securities does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the applicable Indenture and the Trust Indenture Act. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to such sections or defined terms are incorporated herein by reference. The Indentures are substantially identical except for provisions relating to subordination and those relating to HEI's covenants. Any Debt Securities offered by this prospectus will be accompanied by a prospectus supplement which will indicate that the securities being offered thereby are Senior Debt Securities or Senior Subordinated Debt Securities and will set forth the designation and describe the specific terms and provisions thereof. The description in the prospectus supplement will supplement and, when inconsistent, supersede the description in this section.

General

        Neither of the Indentures will limit the amount of additional indebtedness HEI or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or senior subordinated obligations of HEI. Since HEI is a holding company, the Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries and HEI's rights and the rights of its creditors including the holders of Debt Securities to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI's subsidiaries by creditors other than HEI include obligations arising out of short- and long-term indebtedness as well as other liabilities incurred in the ordinary course of business. In addition, since HEI's principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies as well as the provisions of preferred stock resolutions and the debt instruments of HEI's subsidiaries. If this prospectus is being delivered in connection with the offer and sale of a series of Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of the indebtedness of HEI's subsidiaries outstanding as of the end of the most recent fiscal quarter.

        The Indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that Debt Securities may be issued from time-to-time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant prospectus supplement. HEI need not issue all Debt Securities of one series at the same time and, unless otherwise provided, HEI may reopen a series, without the consent of the holders of the Debt Securities of that series, for issuance of additional Debt Securities of that series.

        Reference is made to the applicable prospectus supplement which will accompany this prospectus for the following terms of and information relating to the Senior Debt and Senior Subordinated Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as Senior or Senior Subordinated Debt Securities and the specific designation, aggregate principal amount, purchase price and denominations; (ii) if other than U.S. Dollars the currency or units based on or relating to currencies in which the Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable and from which such interest will accrue; (vi) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether such Debt Securities are convertible into Common Stock of HEI; (ix) whether the Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (including the requirement that, under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances HEI will pay additional amounts on Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether HEI will have the option to redeem such Debt Securities rather than pay such additional amounts; (xi) the proposed listing, if any, of the Debt Securities on any securities exchange; and (xii) any other specific terms of the Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

        Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

        Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

        Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Global Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the registered Debt Securities of a series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as depository, or its nominee, as described under "Book-Entry System". In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a global security may not be transferred or exchanged except as a whole by the depository for such global security to a nominee for such depository and except in the circumstances described under "Book-Entry System".

Ranking of Senior Debt Securities

        Payment of the principal of and premium, if any, and interest on Senior Debt Securities issued under the Senior Indenture will rank equally in right of payment with all other unsecured and unsubordinated debt of HEI. The Senior Debt Securities effectively will be subordinate to all debts and other obligations of HEI's subsidiaries. See discussion above under "General". If this prospectus is being delivered in connection with the offer and sale of a series of Senior Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of HEI (holding company only) secured debt, if any, and unsecured and unsubordinated debt, if any, outstanding as of the end of the most recent fiscal quarter.

Ranking of Senior Subordinated Debt Securities

        Payment of the principal of and premium, if any, and interest on Senior Subordinated Debt Securities issued under the Senior Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Indenture, to all "Senior Indebtedness" of HEI. The Senior Subordinated Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of HEI, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, (i) for money borrowed by HEI, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by HEI, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of HEI at the time of the acquisition of such property by HEI, for the payment of which HEI is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of HEI. Notwithstanding anything to the contrary in the Senior Subordinated Indenture or the Senior Subordinated Debt Securities, Senior Indebtedness shall not for such purposes include (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or ranks equally with the Senior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. (Senior Subordinated Indenture, Section 1.1) Junior Subordinated Debt Securities issued by HEI pursuant to the Junior Indenture (as defined under "Description of the Junior Subordinated Debt Securities" below) will be subordinate in right of payment to the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI's subsidiaries. See discussion above under "General". The Senior Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by HEI.

        In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of HEI or its property, or (b) that Senior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 5.1 of the Senior Subordinated Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Senior Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of or premium, if any, or interest on the indebtedness evidenced by such Senior Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any Event of Default shall exist under any Senior Indebtedness, as "Event of Default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of or interest on the Senior Subordinated Debt Securities or coupons shall be made. (Senior Subordinated Indenture, Article 13) If this prospectus is being delivered in connection with the offer and sale of a series of Senior Subordinated Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of Senior Indebtedness (holding company only) and Senior Subordinated Debt Securities outstanding as of the end of the most recent fiscal quarter.

Conversion

        The terms and conditions, if any, on which Debt Securities are convertible into Common Stock of HEI will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or HEI, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of the convertible Debt Securities and provisions under which the number of shares of Common Stock to be received by the holders of the Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the prospectus supplement.

Certain Covenants of HEI

        Restriction on Liens.    The Senior Indenture provides that, so long as any debt ("Senior Debt") is issued and outstanding thereunder, and except as otherwise provided in any applicable supplemental indenture as described in the relevant prospectus supplement, HEI will not create, incur, issue or assume any Indebtedness (as defined below) secured after the date of the Senior Indenture by any security interest on any property of HEI (holding company only, including without limitation property of HEI consisting of any share or shares of capital stock of or any indebtedness owed to HEI by any subsidiary of HEI), whether such property, shares or indebtedness are owned by HEI at the date of the Senior Indenture or thereafter acquired, without effectively providing concurrently therewith that the Senior Debt (together, at the option of HEI, with any other indebtedness ranking equally with the Senior Debt and then existing or thereafter created) shall be secured equally and ratably with (or prior to) the Indebtedness so created, incurred, issued or assumed; provided, however, that the foregoing does not apply to:

          (1)   security interests on any property acquired, constructed or improved by HEI or on any shares of capital stock or indebtedness of any subsidiary acquired by HEI after the date of the Senior Indenture which security interests are created or assumed at the time of or within 270 days after the acquisition of, or the expenditure of the costs of construction or improvements of, and which secure the payment of all or any part of the purchase price of, such property, shares of capital stock or indebtedness, or which secure payment of all or any part of the cost of any such construction or improvements, provided that, in the case of any such acquisition, construction or improvement, such security interest does not apply to any property or shares of capital stock or indebtedness owned theretofore by HEI other than, in the case of any such construction or improvement, any real property on which the property is so constructed or the improvement is located;

          (2)   security interests on any property, shares of capital stock or indebtedness, which security interests exist at the time of acquisition of such property, shares or indebtedness by HEI;

          (3)   security interests on any property of a corporation or other Person (as defined in the Senior Indenture), which interests exist at the time such corporation is merged with or into or consolidated with HEI or which interests exist at the time of a sale or transfer of the properties of such corporation or other Person as an entirety or substantially as an entirety to HEI;

          (4)   security interests in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, (A) to secure partial progress, advance or other payments pursuant to any contract or statute, (B) to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such security interests, or (C) to secure the cost of constructing or improving the property subject to such security interests (including, without limitation, security interests incurred in connection with pollution control, industrial revenue or similar financings);

          (5)   security interests on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of any Indebtedness pursuant to express contractual provision or generally accepted accounting principles;

          (6)   security interests on any capital stock of any corporation which is registered in the name of HEI or otherwise owned by or held for the benefit of HEI which may constitute "margin stock" as such term is defined in Section 207.2(i) of Title 12 of the Code of Federal Regulations (or any successor provisions); or

          (7)   any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest referred to above in clauses (1)-(6), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the original principal amount of Indebtedness and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvement and construction on such property), shares of capital stock or indebtedness which was subject to the security interest so extended, renewed or replaced.

        Notwithstanding the foregoing, under the Senior Indenture as supplemented HEI may, without equally and ratably securing the Senior Debt Securities, create, incur, issue and assume Indebtedness secured by any security interest not excepted by the foregoing clauses (1) through (7), inclusive, if the aggregate amount of such Indebtedness, together with all other Indebtedness of HEI (holding company only) existing at such time and security interests not so excepted, does not exceed 10% of HEI's Consolidated Net Assets. (Senior Indenture, Section 3.9)

        "Indebtedness" means (i) any indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the replacement of money borrowed, (ii) all deferred indebtedness (including without limitation, capitalized leases) for the payment of the purchase price of property or assets purchased, and (iii) all guarantees, endorsements, assumptions or other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of the types described in clauses (i) and (ii) above.

        "Consolidated Net Assets" means the total amount of assets appearing on the consolidated balance sheet of HEI and its subsidiaries less, without duplication: (i) all current liabilities (excluding current liabilities of ASB and any current liabilities which are by their terms extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of determination); (ii) all reserves for depreciation and other assets valuation reserves but excluding any reserves for deferred Federal income taxes arising from accelerated amortization or otherwise; and (iii) all appropriate adjustments on account of minority interests of other persons holding any common stock in any subsidiary and trust preferred securities of a trust in which HEI owns the trust common securities. Consolidated Net Assets are determined in conformity with accounting principles generally accepted in the United States of America and as of a date not more than 90 days prior to the happening of the event for which such determination is being made.

        Restrictions on Dispositions of HECO Shares.    HEI currently holds 100% of the outstanding common stock of HECO. The Senior Indenture provides that, so long as any Senior Debt Security is issued and outstanding under the Senior Indenture, HEI will not sell, transfer or otherwise dispose of, and will not permit HECO to issue, sell, transfer or otherwise dispose of, any shares of capital stock of any class or classes of HECO ordinarily having voting power for the election of HECO's board of directors. This covenant will not restrict the issuance, sale, transfer or other disposition of HECO's voting shares to HEI or to any of HEI's direct or indirect wholly-owned subsidiaries. The covenant also will not restrict (i) sales or transfers by HECO of the capital stock of its subsidiaries, (ii) consolidation of HECO or mergers of HECO with or into HEI or any of its direct or indirect wholly-owned subsidiaries or (iii) consolidations or mergers of HECO with or into any other corporation if the corporation formed by such consolidation or merger is a direct or indirect wholly-owned subsidiary of HEI. (Senior Indenture, Section 9.3)

        Consolidation, Merger, Conveyance, Transfer or Lease.    Each Indenture provides that, so long as any Debt Security is issued and outstanding thereunder, HEI will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person or permit any Person to consolidate with or merge into HEI or convey, transfer or lease its properties and assets substantially as an entirety to HEI unless certain conditions are met, including the conditions that (a) the corporation formed by such consolidation or into which HEI is merged or the

Person which acquires by conveyance or transfer, or which leases, the property and assets of HEI substantially as an entirety is a Person organized and existing in corporate form under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (if any) on all the Debt Securities and the performance of all of the covenants of HEI under the Indenture, (b) immediately after giving effect to such transaction no Event of Default by HEI, and no event which after notice and lapse of time would become an Event of Default by HEI, has occurred and is continuing, and (c) HEI has delivered to the Debt Trustee an Officers' Certificate and an Opinion of Counsel as provided in the Indentures. (Senior and Senior Subordinated Indenture, Section 9.1)

Absence of Restrictions on Certain Transactions

        Other than the restrictions on liens and disposition of HECO shares, as set forth in the Senior Indenture, and restrictions on mergers, consolidations, conveyances, transfers and leases set forth in each Indenture as described above, neither the Senior Indenture nor the Senior Subordinated Indenture contains any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management, or in the event of a change in control of HEI.

Events of Default

        An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, whether at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) default for 60 days after written notice, as provided in such Indenture, in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization with respect to HEI; or (f) an Event of Default with respect to any other indebtedness for borrowed money (other than nonrecourse obligations) of HEI in an aggregate principal amount exceeding $10,000,000, if such Event of Default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 20 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Senior Subordinated Indentures, Section 5.1)

        Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of or premium, if any, or interest on any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of HEI applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if any Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of HEI shall have occurred and be continuing, either the Debt Trustee or the holders of record of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of record of a majority in principal amount of the Debt Securities of all such affected series then outstanding, but no such annulment or waiver will apply to subsequent defaults. (Senior and Senior Subordinated Indentures, Sections 5.1 and 5.10)

        Each Indenture contains a provision entitling the Debt Trustee, subject to the duty of the Debt Trustee during a default to act with the required standard of care, to be indemnified by the holders of record of Debt Securities issued under such Indenture requesting the Debt Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Senior Subordinated Indentures, Sections 6.1 and 6.2) Subject to such provisions in each Indenture for the indemnification of the Debt Trustee and certain other limitations, the holders of record of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee. (Senior and Senior Subordinated Indentures, Section 5.9)

        Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against HEI under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Debt Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Debt Trustee to institute such action and shall have offered the Debt Trustee reasonable indemnity, the Debt Trustee shall not have instituted such action within 60 days of such request and the Debt Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Senior and Senior Subordinated Indentures, Sections 5.6 and 5.9)

        Notwithstanding the foregoing, each holder of Debt Securities of any series has the right, which is unconditional, to receive payment of the principal of and premium and interest, if any, on such Debt Securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of Debt Securities. (Senior and Senior Subordinated Indentures, Section 5.7)

        Each Indenture contains a covenant that HEI will file annually with the Debt Trustee a certificate of no default or a certificate stating that a default exists. (Senior and Senior Subordinated Indentures, Section 3.5)

Discharge, Defeasance and Covenant Defeasance

        HEI can discharge or defease its obligations under each Indenture, including its obligations under the covenants set forth therein, as set forth below. (Senior and Senior Subordinated Indentures, Section 10.1)

        Upon satisfying certain conditions, HEI may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Debt Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government

Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, and interest on such Debt Securities and sinking fund payments.

        HEI may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities or certain other obligations. Upon satisfying certain conditions, HEI may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.6, 3.7, 3.8, 3.9, 3.10, 9.1 and 9.3, in the case of the Senior Indenture and Sections 3.6, 3.7, 3.8 and 9.1, in the case of the Senior Subordinated Indenture (which contain among other things the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if among other things: (i) HEI irrevocably deposits with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, and interest on and any sinking fund for all outstanding Debt Securities of such series issued under such Indenture; (ii) HEI delivers to the Debt Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that such defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture since such a result would not occur under current tax law); and (iii) in the case of the Senior Subordinated Indenture no event or condition shall exist that, pursuant to certain provisions described under "—Ranking of Senior Subordinated Debt Securities" above, would prevent HEI from making payments of principal of and premium, if any, and interest on the Senior Subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the date of such deposit.

Modification of the Indentures

        Each Indenture provides that HEI and the Debt Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to, among other things: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of HEI, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee or facilitate any administration by more than one trustee. (Senior and Senior Subordinated Indentures, Section 8.1)

        Each Indenture also contains provisions permitting HEI and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that HEI and the Debt Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Senior Subordinated Indentures, Section 8.2)

        The Senior Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Senior Subordinated Indenture, Section 8.6)

Governing Law

        Each Indenture will be governed by, and construed in accordance with, the internal laws of the State of New York. (Senior and Senior Subordinated Indentures, Section 11.8)

Concerning the Debt Trustee

        HEI and its subsidiaries maintain ordinary banking and trust relationships with a number of banks that could serve as trustee under the Indentures. The initial Debt Trustee is expected to be U.S. Bank National Association, a national banking association with its principal office located in Minnesota and whose office as Debt Trustee will be its New York office located at 100 Wall Street, Suite 1600, New York, New York 10005. As of the date hereof, U.S. Bank National Association is a participant in HEI's and HECO's syndicated credit facilities, is trustee under the indenture pursuant to which HEI has issued medium-term notes and is HEI's commercial paper paying agent.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        HEI may issue unsecured notes, debentures or other evidences of indebtedness from time to time in one or more series (the "Junior Subordinated Debt Securities"). Prior to issuing any Junior Subordinated Debt Securities, HEI will enter into a junior subordinated debt indenture (the "Junior Indenture") between HEI and U.S. Bank National Association, as trustee (the "Junior Debt Trustee"). The form of the contemplated Junior Indenture is included as an exhibit to the registration statement of which this prospectus is a part and is described below. The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture, those stated in any supplemental indenture supplementing the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act.

        The following summary of the terms of the Junior Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Junior Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Junior Indenture unless otherwise noted. Any Junior Subordinated Debt Securities offered by this prospectus will be accompanied by a prospectus supplement which will set forth the designation and describe the specific terms and provisions thereof. The description in a prospectus supplement will supplement and, when inconsistent, supersede the description in this section.

General

        The Junior Indenture will not limit the amount of additional indebtedness HEI or any of its subsidiaries may incur, nor does the Junior Indenture limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued thereunder. The Junior Subordinated Debt Securities will be unsecured, fully subordinated obligations of HEI and, therefore, will be subordinate to Senior Indebtedness, including the Senior Debt Securities and the Senior Subordinated Debt Securities. Since HEI is a holding company, the Junior Subordinated Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries and HEI's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization and will be subject to the prior claims of such subsidiary's creditors, except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI's subsidiaries by creditors other than HEI include obligations arising out of short and long-term indebtedness, as well as other liabilities incurred in the ordinary course of business. In addition, since HEI's principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies as well as the provisions of the preferred stock and the debt instruments of HEI's subsidiaries. If this prospectus is being delivered in connection with the offer and sale of a series of Junior Subordinated Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of the indebtedness of HEI's subsidiaries outstanding as of the end of the most recent fiscal quarter.

        Reference is made to the prospectus supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Junior Subordinated Debt Securities; (2) the aggregate principal amount and denomination (if other than multiples of $25) of such Junior Subordinated Debt Securities; (3) the percentage of the principal amount at which such Junior Subordinated Debt Securities will be issued; (4) the date or dates on which such Junior Subordinated Debt Securities will mature and HEI's right, if any, to shorten or extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking, purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of HEI or the holder; (10) the form of such Junior Subordinated Debt Securities; and (11) any other specific terms of the Junior Subordinated Debt Securities. HEI need not issue all Junior Subordinated Debt Securities of one series at the same time and, unless otherwise provided, HEI may reopen a series, without the consent of the holders of the Junior Subordinated Debt Securities of that series, for issuances of additional Junior Subordinated Debt Securities of that series.

        If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such prospectus supplement shall also specify the denomination in which such Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

        The Junior Indenture does not contain any covenants or other provisions designed to afford holders of Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management or in the event of a change in control.

Form, Exchange, Registration, Transfer and Payment

        Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $25 and multiples of $25. (Section 2.03) No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but the Company or the Junior Debt Trustee may in general require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. (Section 2.07)

        Unless otherwise provided in the applicable prospectus supplement, principal, premium, if any, and interest will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at an office or agency maintained for that purpose or the corporate trust office of the Junior Debt Trustee as paying and authenticating agent in New York, New York, provided that payment of interest, if any, on registered Junior Subordinated Debt Securities (unless issued to a trust in which HEI owns all of the trust common securities) may be made at the option of HEI by check mailed to the address of the person entitled thereto as it appears in the debenture register or by wire transfer to an account appropriately designated by the person entitled thereto. (Section 2.03 and 4.02)

Global Junior Subordinated Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the Junior Subordinated Debt Securities of a series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, as depository, or its nominee, as described under "Book-Entry System". In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for such global security to a nominee for such depository and except in the circumstances described under "Book-Entry System". (Section 2.11)

Subordination

        Payment of the principal of and premium, if any, and interest on Junior Subordinated Debt Securities issued under the Junior Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Indenture, to all Senior Indebtedness (as defined under "Description of Senior Debt Securities and Senior Subordinated Debt Securities—Ranking of Senior Subordinated Debt Securities") of HEI. Notwithstanding anything to the contrary contained in the Junior Indenture, Senior Indebtedness shall not for such purposes include (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or ranks equally with the Junior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. (Junior Indenture, Section 1.1) The Junior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI's subsidiaries. See "—General" above. The Junior Indenture does not contain any limitation on the amount of Senior Indebtedness that may be issued by HEI.

Certain Covenants of HEI

        If (i) there shall have occurred any event that would constitute a Junior Indenture Event of Default (as defined herein) or (ii) HEI shall be in default with respect to its payment of any obligations under a related HEI guarantee of the obligations of a trust in which HEI owns all of the trust common securities ("Trust Guarantee") or (iii) HEI shall have given notice of its election to defer payments of interest on any of such Junior Subordinated Debt Securities by extending the interest payment period as provided in and permitted by a supplemental indenture to the Junior Indenture or appropriate officer's certificate pursuant thereto, and such period, or any extension thereof, shall be continuing, then (a) HEI shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its common stock and other than (x) purchases or acquisitions of shares of HEI Common Stock in connection with the satisfaction by HEI of its obligations under any employee benefit, dividend reinvestment, stock purchase or other stock plans or any other contractual obligation of HEI (other than a contractual obligation ranking equally with or junior to the Junior Subordinated Debt Securities), (y) as a result of a reclassification of HEI capital stock or the exchange or conversion of one class or series of HEI capital stock for another class or series of HEI capital stock or (z) the purchase of fractional interests in shares of HEI capital stock pursuant to the conversion or exchange provisions of such HEI capital stock or the security being converted or exchanged), (b) HEI shall not make any payment of interest, principal or premium, if any, on or pay, repurchase or redeem any debt securities issued by HEI which rank equally with or junior to such Junior Subordinated Debt Securities, provided that, if only the event referred to in clause (iii) above (and not the events referred to in clause (i) and (ii)) has occurred, this restriction shall apply only to other series of Junior Subordinated Debt Securities or debt securities with equivalent deferral options, and (c) HEI shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee or any other guarantee by HEI with respect to comparable securities). (Section 6.09)

Limitation on Mergers and Sales of Assets

        HEI shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any entity unless (a) HEI shall be the continuing entity or the successor entity shall be a legal entity organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of HEI under the Junior Indenture and (b) after giving effect thereto, no Event of Default, and no event which after notice or a lapse of time or both would become an Event of Default, shall have occurred and be continuing under the Junior Indenture. (Section 10.01)

Events of Default, Waiver and Notice

        The Junior Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes a "Junior Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

          (a)   default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by HEI shall not constitute a default in the payment of interest for this purpose; or

          (b)   default in payment of principal of or premium, if any, on the Junior Subordinated Debt Securities of that series when due whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities shall not constitute a default for this purpose; or

          (c)   default by the Company in the performance of any other of the covenants or agreements in the Junior Indenture (other than a covenant or agreement expressly included solely for the benefit of one or more other series than such series) which shall not have been remedied for a period of 90 days after notice has been given by the Junior Debt Trustee or the holders of at least 25 percent in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, unless the Junior Debt Trustee or the holders of not less than the aggregate principal amount of Junior Subordinated Debt Securities of such series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; or

          (d)   certain events of bankruptcy, insolvency or reorganization of HEI; or

          (e)   in the event Junior Subordinated Debt Securities are issued to a trust in which HEI owns all of the trust common securities (or a trustee of such trust) in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of securities of the trust in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust.

        The Junior Indenture provides that, if a Junior Indenture Event of Default on any series of Junior Subordinated Debt Securities shall have occurred and be continuing, either the Junior Debt Trustee or the holders of record of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding by proper notice may declare the principal of all such Junior Subordinated Debt Securities of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by reason of such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal and premium, if any, due otherwise than by acceleration has been deposited with the Junior Debt Trustee. (Section 6.01)

        The holders of record of a majority in principal amount of the Junior Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Debt Trustee under the Junior Indenture with respect to such series, provided that such direction shall not be in conflict with any rule of law or the Junior Indenture or unduly prejudicial to the rights of holders of any other series of the Junior Subordinated Debt Securities and subject to the right of the Junior Debt Trustee to require reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions relating to the Junior Subordinated Debt Securities, the right of any holder of Junior Subordinated Debt Securities to receive payment of the principal of and premium (if any) and interest on such Junior Subordinated Debt Securities on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debt Securities, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. (Sections 6.04. 6.06 and 7.02)

        The Junior Indenture requires the annual filing by HEI with the Junior Debt Trustee of a certificate as to compliance by HEI with certain conditions and covenants under the Junior Indenture. (Section 5.03)

        The Junior Indenture provides that the Junior Debt Trustee may withhold notice of a Junior Indenture Event of Default from the holders of a series of Junior Subordinated Debt Securities (except a Junior Indenture Event of Default in payment of principal of or premium (if any) or interest on the Junior Subordinated Debt Securities) if the Trustee determines in good faith that it is in the interest of such holders to do so. (Section 6.07)

Modification of the Indenture

        The Junior Indenture contains provisions permitting the Company and the Junior Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Junior Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debt Securities of such series; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Security, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Debt Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest or premium, if any, on the Junior Subordinated Debt Securities payable in any coin or currency other than that provided in the Junior Subordinated Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities the consent of the holders of which is required for any such modification or (iii) otherwise adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities. (Section 9.02)

Defeasance and Discharge

        HEI may discharge certain obligations to holders of any series of Junior Debt Securities which have not already been delivered to the Junior Debt Trustee for cancellation and which either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Junior Debt Trustee or Defeasance Agent cash or Governmental Obligations (as defined in the Junior Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium on, if any, and interest on such Junior Subordinated Debt Securities.

        The Indenture provides that HEI, at HEI's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under "—Certain Covenants of HEI" above), in each case if HEI deposits, in trust with the Junior Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount certified to be sufficient to pay all the principal (including any mandatory sinking fund payments) and premium, if any, of and interest on, the Junior Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debt Securities. To exercise any such option, among other things, HEI is required to deliver to the Junior Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of any such discharge pursuant to clause (a) such opinion must be accompanied by a ruling to that effect received by HEI from the United States Internal Revenue Service, or a ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, or must otherwise be based on a change in United States federal income tax law, since such a result would not occur under current tax law and (ii) if listed on any national securities exchange, such Junior Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 11.01)

Governing Law

        The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05)

Concerning the Junior Debt Trustee

        HEI or its affiliates maintain certain accounts and other banking relationships with a number of banks that could serve as the Junior Debt Trustee. U.S. Bank National Association is expected to be the initial Junior Debt Trustee. For a description of relationships between U.S. Bank National Association and HEI and its affiliates as of the date hereof, see "Description of Senior Debt Securities and Senior Subordinated Debt Securities—Concerning the Debt Trustee".

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Under its Amended and Restated Articles of Incorporation (the "Articles"), HEI is authorized to issue 200,000,000 shares of common stock without par value ("Common Stock") and 10,000,000 shares of preferred stock without par value ("Preferred Stock"). The first and only series of Preferred Stock previously designated by the HEI Board of Directors as of the date of this prospectus was the Series A Junior Participating Preferred Stock that was created in connection with the establishment of HEI's Stockholder Rights Plan. However, the Stockholder Rights Plan has expired and the designation of the Series A Junior Participating Preferred Stock has been eliminated. As of October 31, 2011, 95,975,024 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were designated, issued or outstanding.

        The following description of the terms of HEI's capital stock sets forth the general terms and provisions of HEI's capital stock and does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and HEI's Amended and Restated Bylaws (the "Bylaws").

Common Stock

        General.    The outstanding shares of Common Stock, other than shares of restricted stock previously issued under HEI's Stock Option and Incentive Plan of 1987 (as amended and restated) or issued from time to time under HEI's 2010 Equity and Incentive Plan (as amended and restated) until such restrictions are satisfied, are fully paid and nonassessable. Additional shares of Common Stock, when issued pursuant to proper authorization, will be fully paid and nonassessable when the consideration for which HEI's Board of Directors authorizes their issuance has been received by HEI. The holders of Common Stock have no preemptive rights and there are no applicable conversion, redemption or sinking fund provisions.

        Common Stock is transferable at the Shareholder Services Office of the Company, American Savings Bank Tower, 8th Floor, 1001 Bishop Street, Honolulu, Hawaii 96813, and at the office of Continental Stock Transfer & Trust Company, Co-Transfer Agent and Registrar, 17 Battery Place, New York, New York 10004. Shares of Common Stock may either be certificated or uncertificated.

        Dividend Rights and Limitations.    Stock and cash dividends may be issued and paid to the holders of Common Stock as and when declared by the Board of Directors, provided that, after giving effect to the payment of cash dividends, HEI is able to pay its debts as they become due in the usual course of its business and HEI's total assets are not less than the sum of its total liabilities plus the maximum amount that then would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of Common Stock are entitled to participate equally with respect to dividends.

        HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI's direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the PUC (pertaining to HEI's electric utility subsidiaries) and the minimum capital requirements imposed by law on ASB, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will significantly affect HEI's ability to pay dividends on its Common Stock. See "Business—HEI Consolidated—Regulation—Restrictions on dividends and other distributions" in HEI's Annual Report on Form 10-K for the year ended December 31, 2010 for a more complete description of the ability of certain of HEI's subsidiaries to pay dividends or make other distributions to HEI.

        Liquidation Rights.    In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding-up of the affairs of HEI, voluntarily or involuntarily, holders of Common Stock are entitled to any assets of HEI available for distribution to HEI's stockholders after the payment in full of any amounts owing to its creditors and any preferential amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.

        Voting Rights.    Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted by the Board of Directors of HEI from time to time creating series of Preferred Stock or otherwise. The annual meeting of shareholders is held on the date and at the time designated by the Board of Directors, or, if it does not act, by the Chairman of the Board of Directors, or, in the Chairman's absence or disability, by the President. A shareholder may bring business before the annual meeting only if the shareholder complies with the advance notice and other requirements specified in the Bylaws. A special meeting of shareholders can be called by the Board of Directors, the Chairman of the Board of Directors, the President or upon written demand of shareholders entitled under Hawaii law to make such a demand in the manner prescribed by Hawaii law and in accordance with the advance notice provisions in the Bylaws. At annual and special meetings of stockholders, the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock constitutes a quorum, the election of directors requires a plurality of votes cast at a meeting at which a quorum is present and any other action may be approved at a meeting where a quorum is present and due notification of the proposed action has been given if the votes cast in favor of the action exceed the votes cast opposing the action, except (a) as otherwise required by law, (b) as provided in the Articles, (c) as provided in the Bylaws (including with respect to the amendment of certain provisions of the Bylaws) and/or (d) as may be provided in resolutions that may be adopted from time to time creating series of Preferred Stock or otherwise.

        Under the current Bylaws, the Board of Directors is to consist of not less than five nor more than eighteen members, with the Board of Directors having the authority to fix the exact number of directors so long as the number is not less than five nor more than eighteen. Nominations for election to the Board of Directors may be made only by or at the direction of the Board of Directors (or a duly authorized committee of the Board of Directors) or by a shareholder who meets the requirements specified in the Bylaws and complies with the advance notice provisions set forth in the Bylaws. So long as there are at least nine directors, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of stockholders and, under Hawaii law, no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of equity securities registered pursuant to the Exchange Act that is listed on a national securities exchange or traded over-the-counter on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System. Under the Bylaws, directors may be removed from office at a special meeting of shareholders properly called for that purpose.

        Subject to compliance with any applicable advance notice provisions, the Bylaws may be amended by the affirmative vote of a majority of the entire Board of Directors, or at the annual meeting of shareholders or a special meeting of shareholders called for that purpose by the affirmative vote of a majority of shares represented and entitled to vote at such meeting, except that any provision of the Bylaws for which a greater vote is required by the Articles, the Bylaws or by law may itself be amended only by such greater vote. In addition, an amendment to the provisions in the Bylaws relating to (1) matters which may be properly brought before an annual meeting, (2) who may call a special meeting and matters which may be brought before a special meeting, (3) cumulative voting, (4) the number, the manner of fixing the number and the staggered terms of members of the Board of Directors, (5) removal of directors and (6) restricting the amendment of certain provisions of the Bylaws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to the election of directors voting together as a single class or (b) by the affirmative vote of a majority of the entire Board of Directors plus a concurring vote of a majority of the "continuing directors" (as that term is defined in the Bylaws) voting separately and as a subclass of directors.

        The provisions of HEI's Bylaws referred to in the foregoing two paragraphs, and the statutory provisions referred to below, may have the effect of delaying, deferring or preventing a change in control of HEI.

Preferred Stock

        Preferred Stock may be authorized by the Board of Directors for issuance in one or more series, without action by stockholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board of Directors authorizing the issuance of those shares. Under current Hawaii law, all shares of a series of preferred stock must have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class. Under the current Articles, there is no restriction on the repurchase or redemption of shares of Preferred Stock at a time when there is an arrearage in the payment of dividends or sinking fund installments.

        If and when authorized by the Board of Directors, Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board of Directors may, without stockholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI.

Restriction on Purchases of Shares and Consequences of Substantial Holdings under Certain Hawaii and Federal Laws

        Provisions of Hawaii and federal law, some of which are described below, place restrictions on the acquisition of beneficial ownership of 5% or more of the voting power of HEI. The following does not purport to be a complete enumeration of all of these provisions, nor does it purport to be a complete description of the statutory provisions that are enumerated. Persons contemplating the acquisition of 5% or more of the issued and outstanding shares of HEI's Common Stock should consult with their legal and financial advisors concerning statutory and other restrictions on such acquisitions.

        The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition, in the manner specified in the Hawaii Control Share Acquisition Act, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI's books for one year after acquisition and HEI, during the one-year period, has the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

        Under provisions of the Hawaii Business Corporation Act, subject to certain exceptions, HEI may not be a party to a merger or consolidation unless the merger or consolidation is approved by the holders of at least 75% of all of the issued and outstanding voting stock of HEI.

        Under provisions of Hawaii law regulating public utilities, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including HECO and its wholly owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of its electric utility subsidiaries. In addition, HEI is subject to an agreement entered into with the PUC when HECO became a wholly-owned subsidiary of HEI. This agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.

        Federal law restricts acquisitions of a federal savings bank and any entity considered to be its holding company by establishing thresholds of "control" the acquisition of which requires prior regulatory approval and by limiting the types of persons and entities eligible to acquire such control. The primary federal banking regulator of ASB historically was the Office of Thrift Supervision ("OTS"), but the OTS was abolished on July 21, 2011 and its supervisory and regulatory functions have been transferred to the OCC. As a result of HEI's indirect ownership of ASB, both HEI and American Savings Holdings, Inc. ("ASHI"), the direct parent corporation of ASB, are also subject to a certain degree of regulation as "unitary savings and loan holding companies" (i.e., companies which control one savings association). The supervision and regulation of HEI and ASHI have been moved to the FRB effective July 21, 2011. Since 1999, companies that engage in activities not permitted to financial services companies under federal law are not permitted to acquire control of a savings institution. Nonfinancial companies that owned savings institutions prior to May 4, 1999, such as HEI and ASHI, however, are considered "grandfathered" so that HEI and its subsidiaries are able to continue to engage in their current activities and retain ownership of ASB. The effect of this prohibition therefore is that any acquisition of HEI by a third party is likely to require HEI to divest ASB or its assets and liabilities. The divestiture would be required to occur within a two year period following the FRB's approval of the acquisition of HEI. Federal law also limits the entities eligible to acquire ASB or its assets and liabilities generally to those that engage in activities permissible to bank and financial holding companies under the Bank Holding Company Act.

        The thresholds of "control" which will trigger the need for notice to the FRB and, in certain instances, prior FRB approval are set forth in federal statutes and FRB regulations. Generally, no existing savings and loan holding company may acquire direct or indirect ownership or control of more than 5% of the outstanding voting stock of a federal savings bank or its holding company without the prior written approval of the FRB. In addition, no other company or person may acquire control of more than 25% of the voting shares of a federal savings bank or savings and loan holding company, unless the FRB provides prior written approval. "Control" in this context means the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI or the power to control in any manner the election of a majority of the directors of HEI. Moreover, under FRB regulations, one would be preliminarily determined to have acquired control if one acquires 5% or more of the voting shares of HEI and is subject to one of certain specified "presumptions of control." Anyone subject to a preliminary determination of control by the FRB may contest the determination and request a hearing, may file an application to retain the control relationship or may propose a plan to the FRB for prompt termination of the control relationship. The FRB may also deem acquisitions of more than 5% but less than 25% of the voting shares of HEI to be passive and noncontrolling, on the condition that the investor enter into certain passivity commitments with the FRB.

Dividend Reinvestment and Stock Purchase Plan

        Any individual of legal age or entity is eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan by making an initial cash investment in Common Stock, subject to applicable laws and regulations and the requirements of the plan. Holders of Common Stock, and holders of Preferred Stock of HEI's electric utility subsidiaries, may automatically reinvest some or all of their dividends to purchase additional shares of Common Stock at market prices (as defined in the plan). Participants in the plan may also purchase additional shares of Common Stock at market prices (as defined in the plan) by making cash contributions to the plan. HEI reserves the right to suspend, modify or terminate the plan at any time. Shares of Common Stock issued under the plan may either be newly issued shares or shares purchased by the plan on the open market. Participants do not pay brokerage commissions or service charges in connection with purchases of newly issued shares, but do pay their pro rata share of brokerage commissions if the plan purchases shares for participants on the open market.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        HEI may issue stock purchase contracts, including contracts obligating holders to purchase from HEI, and HEI to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

  •
  Senior Debt Securities or Senior Subordinated Debt Securities, or

  •
  debt obligations of third parties, including U.S. treasury securities securing the holders' obligations to purchase the Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depository arrangements.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities and Preferred Stock will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

  •
  the depository notifies HEI that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, HEI thereupon fails to appoint a successor depository within 90 days;

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  HEI, at its option, notifies the trustee or other agent in writing that it elects to cause the issuance of certificated securities; or

  •
  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, HEI has agreed to notify the applicable trustee or other agent in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC.

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC or its custodian.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for securities that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

        Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults and proposed amendments to the security documents. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

        Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.

DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the applicable registrant or the agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the agent or the applicable registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such securities by causing the Direct Participant to transfer such participant's interest in the securities, on DTC's records, to such agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to such agent's DTC account.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, HEI or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

 PLAN OF DISTRIBUTION

        HEI may sell any of the securities offered by this prospectus (the "Offered Securities"), to the public or to institutional investors, in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters or (iv) through dealers.

        Offers to purchase Offered Securities may be solicited directly by HEI, or by agents designated by HEI, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this prospectus is delivered will be named, and any commissions payable by HEI to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If an underwriter or underwriters are utilized in the sale of Offered Securities in respect of which this prospectus is delivered, such Offered Securities will be acquired by such underwriter or underwriters for its own account or their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of such Offered Securities will be named in, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the applicable prospectus supplement. In connection with the sale of such Offered Securities, underwriters may receive compensation from HEI in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any such Offered Securities for whom they may act as agent. Unless otherwise set forth in such prospectus supplement, the obligations of such underwriter or underwriters will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Offered Securities if any are purchased.

        If a dealer is utilized in the sale of the Offered Securities in respect of which this prospectus is delivered, HEI will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The dealer involved in the offer or sale of such Offered Securities will be named, and any discounts or commissions allowed or reallowed or paid to the dealer will be set forth, in the prospectus supplement.

        HEI may make sales of its Common Stock to or through one or more underwriters or agents in at-the-market offerings pursuant to the terms of a distribution agreement or selling agent's agreement between HEI and the underwriters or agents. If HEI engages in at-the-market sales pursuant to a distribution agreement or selling agent's agreement, HEI will issue and sell shares of its Common Stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, HEI may sell shares on a daily basis in exchange transactions or otherwise as HEI agrees with the underwriters or agent. The agreement may provide that any shares of HEI Common Stock sold will be sold at prices related to the then-prevailing market prices for its securities. Therefore, exact figures regarding net proceeds to HEI or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the agreement, HEI also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of HEI Common Stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement or selling agent's agreement, or if HEI offers to sell shares of HEI Common Stock through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of HEI Common Stock. HEI will describe any such activities in the prospectus supplement relating to the transaction.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the Offered Securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with HEI, to indemnification by HEI against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for HEI or its affiliates for which they receive compensation in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, except for the Common Stock, which is listed on the New York Stock Exchange, the Offered Securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the Offered Securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Offered Securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the Offered Securities. If no such determination has been made, the prospectus supplement will so state.

        HEI may enter into derivative transactions with third parties in which these third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by HEI or borrowed from HEI or others to settle those sales or to close out any related borrowings of stock, and may use securities received from HEI in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified as such in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the Offered Securities and certain matters relating thereto will be passed upon for HEI by Goodsill Anderson Quinn & Stifel LLP, 1800 Alii Place, 1099 Alakea Street. Honolulu, Hawaii 96813. Certain legal matters will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        The financial statements of HEI as of December 31, 2010 and for the year ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2010 incorporated in this Prospectus by reference to HEI's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of HEI as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated in this Prospectus by reference to HEI's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	*
Legal fees and expenses	**
Accounting fees and expenses	**
Printing expenses	**
Fees and Expenses of Trustees, Registrars, Transfer Agents and Paying Agents	**
Rating agency fees	**
Listing fees	**
Blue Sky fees	**
Other	**

**

*
To be deferred pursuant to Rule 456(b) under the Securities Act of 1933 and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457 under the Securities Act of 1933.

**
Estimated expenses are not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15.    Indemnification of Directors and Officers

        The Amended and Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in the performance of that persons' duty to HEI, indemnification may be made only to the extent deemed fair and reasonable in view of all of the circumstances of the case by the court in which the action was brought or any other court having jurisdiction. The indemnification provisions in the Amended and Restated Articles of Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in Section 414-242 of the Hawaii Revised Statutes.

        At HEI's annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could, among another things, protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of HEI, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholder's derivative action. The agreements provide for indemnification against expenses (including attorneys' fees), judgments, fines and settlement amounts in connection with any action by or in the right of HEI.

        The Amended and Restated Articles of Incorporation of HEI further provide that the personal liability of directors of HEI shall be eliminated to the fullest extent permissible under Hawaii law, including under Section 414-222 of the Hawaii Revised Statutes. Section 414-222 permits a corporation to eliminate the personal liability of directors by such a provision in a corporation's articles of incorporation, except for (i) the amount of financial benefit received by a director to which the director is not entitled, (ii) the intentional infliction of harm on the corporation, (iii) liability for an unlawful dividend or distribution and (iv) an intentional violation of criminal law.

        Under a directors' and officers' liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 16.    Exhibits

†1(a)	Form of Underwriting Agreement relating to Debt Securities.

†1(b)	Form of Underwriting Agreement relating to Preferred Stock.

†1(c)	Form of Underwriting Agreement relating to Common Stock.

†1(d)	Form of Distribution or Sales Agency Agreement relating to Common Stock.

†1(e)	Form of Underwriting Agreement relating to Stock Purchase Units or Stock Purchase Contracts.

**4(a)	Amended and Restated Articles of Incorporation of Hawaiian Electric Industries, Inc. (previously filed as Exhibit 3(i) to the Current Report on Form 8-K filed on May 6, 2009, File No. 1-8503).

**4(b)	Amended and Restated Bylaws of Hawaiian Electric Industries, Inc. as last amended May 9, 2011 (previously filed as HEI Exhibit 3(ii) to the Current Report on Form 8-K filed on May 11, 2011, File No. 1-8503).

**4(c)	Form of Senior Indenture to be used in connection with issuance of Senior Debt Securities by HEI (previously filed as Exhibit 4(n) to Registration Statement on Form S-3 filed on November 5, 2008, Regis. No. 333-155053).

**4(d)	Form of Senior Subordinated Indenture to be used in connection with issuance of Senior Subordinated Debt Securities (now referred to as Senior Subordinated Debt Securities) by HEI (previously filed as Exhibit 4(h) to Registration Statement on Form S-3 filed on January 24, 1997, Regis. No. 333-18809).

**4(e)	Form of Junior Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities by HEI (previously filed as Exhibit 4(p) to Registration Statement on Form S-3 filed on November 5, 2008, Regis. No. 333-155053).

†4(f)	Form of Officer's Certificate to be used in connection with the issuance of Senior Debt Securities by HEI.

†4(g)	Form of Officer's Certificate to be used in connection with the issuance of Senior Subordinated Debt Securities by HEI.

†4(h)	Form of Officer's Certificate to be used in connection with the issuance of Junior Subordinated Debt Securities by HEI.

†4(i)	Form of Senior Debt Security for issuance by HEI (to be included in Exhibit 4(f)).

†4(j)	Form of Senior Subordinated Debt Security for issuance by HEI (to be included in Exhibit 4(g)).

†4(k)	Form of Junior Subordinated Debt Security for issuance by HEI (to be included in Exhibit 4(h)).

**4(l)	Form of Purchase Contract Agreement (previously filed as Exhibit 4(x) to Amendment No. 1 to Registration Statement on Form S-3 filed on March 9, 2004, Regis. No. 333-113120).

†4(m)	Form of Pledge Agreement.

*5(a)	Opinion of Goodsill Anderson Quinn & Stifel LLP (with consent).

*5(b)	Opinion of Pillsbury Winthrop Shaw Pittman LLP (with consent).

*12	Computation of Ratio of Earnings to Fixed Charges.

*23(a)	Consent of PricewaterhouseCoopers LLP.

*23(b)	Consent of KPMG LLP.

*23(c)	Consent of Goodsill Anderson Quinn & Stifel LLP (included in Exhibit 5(a)).

*23(d)	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5(b)).

*24(a)	Power of Attorney for HEI officers and directors.

*25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, with respect to the Senior Debt Securities under the Senior Indenture of HEI.

*25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, with respect to the Senior Subordinated Debt Securities under the Senior Subordinated Indenture of HEI.

*25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee with respect to the Junior Subordinated Debt Securities under the Junior Subordinated Indenture of HEI.

††25(d)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Purchase Contract Agreement.

*
Filed with this registration statement

**
Incorporated by reference herein as indicated

†
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

††
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless information required to be included in such post-effective amendment is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (a)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations presented by the Commission under Section 305(b)(2) of the Act with respect to any Purchase Contract Agreement.

          (7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 4th day of November, 2011.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
By	/s/ JAMES A. AJELLO James A. Ajello Executive Vice President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Constance H. Lau	President, Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2011
/s/ JAMES A. AJELLO James A. Ajello	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 4, 2011
* David M. Kostecki	Vice President-Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 4, 2011
* Jeffrey N. Watanabe	Chairman and Director	November 4, 2011
* Thomas B. Fargo	Director	November 4, 2011
* Peggy Y. Fowler	Director	November 4, 2011
* A. Maurice Myers	Director	November 4, 2011

Signatures		Title	Date

* Keith P. Russell		Director	November 4, 2011
* James K. Scott		Director	November 4, 2011
* Kelvin H. Taketa		Director	November 4, 2011
* Barry K. Taniguchi		Director	November 4, 2011
*By:	/s/ JAMES A. AJELLO
James A. Ajello As Attorney-in-Fact for the above mentioned officers and directors

EXHIBIT INDEX

Exhibit Number	Description
†1(a)	Form of Underwriting Agreement relating to Debt Securities

†1(b)	Form of Underwriting Agreement relating to Preferred Stock

†1(c)	Form of Underwriting Agreement relating to Common Stock

†1(d)	Form of Distribution or Sales Agency Agreement relating to Common Stock

†1(e)	Form of Underwriting Agreement relating to Stock Purchase Units or Stock Purchase Contracts

**4(a)	Amended and Restated Articles of Incorporation of Hawaiian Electric Industries, Inc. (previously filed as Exhibit 3(i) to the Current Report on Form 8-K filed on May 6, 2009, File No. 1-8503)

**4(b)	Amended and Restated Bylaws of Hawaiian Electric Industries, Inc. as last amended May 9, 2011 (previously filed as HEI Exhibit 3(ii) to the Current Report on Form 8-K filed on May 11, 2011, File No. 1-8503)

**4(c)	Form of Senior Indenture to be used in connection with issuance of Senior Debt Securities by HEI (previously filed as Exhibit 4(n) to Registration Statement on Form S-3 filed on November 5, 2008, Regis. No. 333-155053)

**4(d)	Form of Senior Subordinated Indenture to be used in connection with issuance of Senior Subordinated Debt Securities (now referred to as Senior Subordinated Debt Securities) by HEI (previously filed as Exhibit 4(h) to Registration Statement on Form S-3 filed on January 24, 1997, Regis. No. 333-18809)

**4(e)	Form of Junior Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities by HEI (previously filed as Exhibit 4(p) to Registration Statement on Form S-3 filed on November 5, 2008, Regis. No. 333-155053)

†4(f)	Form of Officer's Certificate to be used in connection with the issuance of Senior Debt Securities by HEI

†4(g)	Form of Officer's Certificate to be used in connection with the issuance of Senior Subordinated Debt Securities by HEI

†4(h)	Form of Officer's Certificate to be used in connection with the issuance of Junior Subordinated Debt Securities by HEI

†4(i)	Form of Senior Debt Security for issuance by HEI (to be included in Exhibit 4(f))

†4(j)	Form of Senior Subordinated Debt Security for issuance by HEI (to be included in Exhibit 4(g))

†4(k)	Form of Junior Subordinated Debt Security for issuance by HEI (to be included in Exhibit 4(h))

**4(l)	Form of Purchase Contract Agreement (previously filed as Exhibit 4(x) to Amendment No. 1 to Registration Statement on Form S-3 filed on March 9, 2004, Regis. No. 333-113120)

†4(m)	Form of Pledge Agreement

*5(a)	Opinion of Goodsill Anderson Quinn & Stifel LLP (with consent)

*5(b)	Opinion of Pillsbury Winthrop Shaw Pittman LLP (with consent)

*12	Computation of Ratio of Earnings to Fixed Charges

*23(a)	Consent of PricewaterhouseCoopers LLP

Exhibit Number	Description

*23(b)	Consent of KPMG LLP

*23(c)	Consent of Goodsill Anderson Quinn & Stifel LLP (included in Exhibit 5(a))

*23(d)	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5(b))

*24(a)	Power of Attorney for HEI officers and directors

*25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, with respect to the Senior Debt Securities under the Senior Indenture of HEI

*25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, with respect to the Senior Subordinated Debt Securities under the Senior Subordinated Indenture of HEI

*25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee with respect to the Junior Subordinated Debt Securities under the Junior Subordinated Indenture of HEI

††25(d)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Purchase Contract Agreement

*
Filed with this registration statement

**
Incorporated by reference herein as indicated

†
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

††
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable